Exhibit 99.4


                            FIRST LEHIGH CORPORATION

                        Special Meeting of Shareholders -
             ______________________, 1998 at 11:00 a.m., Local Time
           This Proxy is Solicited on Behalf of the Board of Directors

                  The undersigned shareholder of First Lehigh Corporation ("First Lehigh") hereby appoints Wilbur R. Roat and John H. McKever, and each or either of them, the proxies of the undersigned (each with power of substitution and with all powers the undersigned would possess if personally present) to vote at the Special Meeting of Shareholders of First Lehigh to be held on _________________, 1998, and at any adjournment or postponement thereof (the "Meeting"), all the shares of Common Stock, Series A Preferred Stock and Senior Preferred Stock of First Lehigh which the undersigned would be entitled to vote on the following proposals more fully described in the Joint Proxy Statement/ Prospectus dated _________________, 1998 for the Meeting in the manner specified.

                             -----------------------

                  Please indicate on the reverse side of this card how your stock is to be voted. Unless you specifically direct otherwise, the shares represented by this proxy will be voted "FOR" the following proposals.

                                    (continued and to be signed on reverse side)




The DIRECTORS recommend a vote FOR

         Approval and adoption of the Agreement and Plan of Consolidation, dated as of July 28, 1998 (the "Agreement"), relating to the consolidation of First Lehigh and Patriot Bank Corp.

         FOR                        AGAINST                            ABSTAIN

         [  ]                         [  ]                               [  ]

         Approval of the proposal to adjourn the Meeting, if necessary, in the event there are not sufficient votes at the time of the Meeting to approve the Agreement.

         FOR                        AGAINST                            ABSTAIN

         [  ]                         [  ]                               [  ]




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                                                     In their discretion, the
                                                     proxies are authorized to
                                                     vote on any other business
                                                     that may properly come
                                                     before the Meeting.

                                                     NOTE: Your signature should
                                                     appear as your name appears
                                                     hereon. When shares are
                                                     held by joint tenants, both
                                                     should sign. When signing
                                                     as attorney, executor,
                                                     administrator, trustee or
                                                     guardian, please give full
                                                     title as such. If a
                                                     corporation, please sign in
                                                     full corporate name by the
                                                     President or other
                                                     authorized officer. If a
                                                     partnership, please sign in
                                                     partnership name by
                                                     authorized person.

                                  Dated:_______________________, 1998


                                  -----------------------------------
                                              (Signature)

                                  -----------------------------------
                                      (Signature if held jointly)